Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Ltd.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 21, 2006, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

BDO Seidman, LLP

Dallas, Texas

November 28, 2006